As filed with the Securities and Exchange Commission on July 13, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1434688
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY	13413-4991
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED PAR TECHNOLOGY CORPORATION 2015 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Cathy A. King
General Counsel and Secretary
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY 13413-4991
(Name and Address of Agent For Service)

(315) 738-0600
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

PAR Technology Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an additional 1,750,000 shares of its common stock, par value $.02 per share (the “Common Stock”), issuable pursuant to the terms of the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (the “Plan”). At the recommendation of the Registrant’s Board of Directors, the Registrant’s stockholders approved the Plan at the annual meeting of stockholders on June 3, 2022, increasing the number of shares available for issuance under the Plan by 1,750,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Registrant with respect to the Plan on November 16, 2015 (No. 333-208063), July 9, 2019 (No. 333-232589) and June 17, 2020 (No. 333-239230), together will all exhibits filed therewith or incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents of the Registrant, filed with the U.S. Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)          The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b)          The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 10, 2022;

(c)          The Registrant’s Current Reports on Form 8-K filed on February 17, 2022, March 18, 2022 and June 6, 2022; and

(d)          The Description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-B (File No. 00135987) filed on August 23, 1993, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.6 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 1, 2022, and including any amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in this Registration Statement or contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part of this Registration Statement except in its modified form and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, dated November 20, 2020 (filed as Exhibit 3.1 to Form 10-K filed March 16, 2021 of PAR Technology Corporation and incorporated herein by reference)

4.2	Bylaws, as amended May 22, 2014 (filed as Exhibit 3 to Form 10-Q filed May 11, 2020 of PAR Technology Corporation and incorporated herein by reference)

4.3
Specimen Certificate for shares of Common Stock (filed as Exhibit 4 to Registration Statement on Form S-2 (Registration No. 333-04077) on May 20, 1996 of PAR Technology Corporation and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Counsel (included in the opinion filed as Exhibit 5.1)*

23.2	Consent of Deloitte & Touche, LLP*

23.3	Consent of BDO USA, LLP*

24.1	Power of Attorney (included on signature page)*

99.1
Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan, as amended on June 4, 2020 and June 3, 2022 (filed as Appendix A to the Definitive Proxy Statement filed on April 20, 2022 of PAR Technology Corporation and incorporated herein by reference)

107	Filing Fee Table*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Hartford, State of New York, on this 13th day of July, 2022.

PAR TECHNOLOGY CORPORATION

By:	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer (Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Savneet Singh and Bryan A. Menar, and each or any one of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Savneet Singh	Director, Chief Executive Officer and President (Principal Executive Officer)	July 13, 2022
Savneet Singh

/s/ Bryan A. Menar	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	July 13, 2022
Bryan A. Menar

/s/ Keith E. Pascal	Director	July 13, 2022
Keith E. Pascal

/s/ Douglas G. Rauch	Director	July 13, 2022
Douglas G. Rauch

/s/ Cynthia A. Russo	Director	July 13, 2022
Cynthia A. Russo

/s/ Narinder Singh	Director	July 13, 2022
Narinder Singh

/s/ James C. Stoffel	Director	July 13, 2022
James C. Stoffel